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                                                                    Exhibit 11.1
                            CONNER PERIPHERALS, INC.
        (11.1) - STATEMENT RE:  COMPUTATION OF EARNINGS/(LOSS) PER SHARE
                     (In thousands, except per share data)

                                Three months ended     Six months ended
                                      June 30,             June 30,
                                -------------------   -------------------
                                 1994       1993       1994       1993
                                -------   ---------   -------   ---------
Primary:
Weighted average shares
   outstanding                   51,660     49,303     51,190     48,929
Net effect of dilutive
  stock options                     740        N/A      1,018        N/A
                                -------   --------    -------   --------
   Total                         52,400     49,303     52,208     48,929
                                =======   ========    =======   ========
Net income/(loss)               $31,470   $(58,825)   $55,274   $(81,369)
                                =======   ========    =======   ========
Earnings/(loss) per share       $  0.60   $  (1.19)   $  1.06   $  (1.66)
                                =======   ========    =======   ========
Fully diluted:
Weighted average shares
   outstanding                   51,660     49,303     51,190     48,929
Net effect of dilutive
  stock options                     746        N/A      1,023        N/A
Assumed conversion of:
  6.75% Subordinated
   Convertible Debentures         7,931        N/A      7,931        N/A
  6.5%  Subordinated
   Convertible Debentures        14,375        N/A     14,375        N/A
                                -------   --------    -------   --------
   Total                         74,712     49,303     74,519     48,929
                                =======   ========    =======   ========
Net income/(loss)               $31,470   $(58,825)   $55,274   $(81,369)
Add:
  6.75% Subordinated
   Convertible Debenture
   interest, net of income
   taxes                          2,290        N/A      4,580        N/A
  6.5% Subordinated
   Convertible Debenture
   interest, net of income
   taxes                          3,308        N/A      6,615        N/A
                                -------   --------    -------   --------
   Total                        $37,068   $(58,825)   $66,469   $(81,369)
                                =======   ========    =======   ========
Earnings/(loss) per share       $  0.50   $  (1.19)   $  0.89   $  (1.66)
                                =======   ========    =======   ========

____________________
    N/A - not applicable, item is anti-dilutive and therefore excluded from the calculation of earnings/(loss) per share